Exhibit 99.1
NEWS RELEASE
Contact: Dollar Financial Corp
Financial Dynamics
Julie Prozeller / Christina Corcoran 212-850-5600
FOR IMMEDIATE RELEASE
DOLLAR FINANCIAL CORP ANNOUNCES COMPLETION OF ACQUISITION OF 82 FINANCIAL SERVICES STORES IN SOUTHEAST FLORIDA AND RAISES FISCAL 2008 GUIDANCE
BERWYN, Pennsylvania, December 17, 2007 — Dollar Financial Corp (NASDAQ:DLLR — News), a leading international financial services company serving under-banked consumers, today announced the completion of its previously announced acquisition of eighty-two financial services stores in southeast Florida, bringing the total number of stores in the Company’s global network to 1,433 locations. The Company used a portion of the proceeds from its recent $200.0 million senior convertible note offering, which was completed on June 27, 2007, to pay for the acquisition. This acquisition brings the total number of financial services stores in Florida to 105, and underscores the Company’s intention to further diversify its operations in the U.S. by concentrating its U.S. expansion on high growth sun-belt markets.
Guidance
As a result of the completion of the 82 store acquisition in Florida, the Company is increasing its previously announced guidance for fiscal 2008. Revenue is now expected to be between $510.0 and $530.0 million, Adjusted EBITDA between $145.0 million and $152.0 million, income before taxes of between $91.0 and $96.0 million, and earnings per share of between $2.15 and $2.30.
Commenting on the Company’s earnings guidance, Randy Underwood, the Company’s Executive Vice President and Chief Financial Officer said, “As we near the midpoint of our fiscal year, we are pleased with our financial performance and the continued growth of our revenue, earnings and cash flow. As we look to the second half of fiscal 2008, we expect continued strong growth in our international markets, both organically and through the increased store development we have undertaken in Canada and the United Kingdom. We also see our U.S. performance increasing as we realize meaningful contributions from the southeast Florida acquisition we just completed, as well as the 45 store acquisition that we made earlier in the fiscal year. Although the recent volatility in foreign exchange rates has made our earnings visibility for the remainder of the fiscal year a little less clear, we expect that our results for fiscal 2008 will again demonstrate the durability and value of our diversified operating and financial model.”
The Company is reaffirming its previously announced calendar year 2007 guidance of revenue between $450.0 million and $460.0 million, Adjusted EBITDA of $127.0 million to $132.0 million, and income before taxes of between $78.0 million and $80.0 million.
About Dollar Financial Corp
Dollar Financial Corp is a leading international financial services company serving under-banked consumers. Its customers are typically service sector individuals who require basic financial services but, for reasons of convenience and accessibility, purchase some or all of their financial services from the Company rather than from banks and other financial institutions. To meet the needs of these customers, the Company provides a range of consumer financial products and services primarily consisting of check cashing, short-term consumer loans, Western Union money order and money transfer products, reloadable VISA® and MasterCard® branded debit cards, electronic tax filing, bill payment services, and legal document processing services.
At November 30, 2007, adjusted for the 82 store acquisition in southeast Florida, the Company’s global store network consisted of 1,433 stores, including 1,068 company-operated financial services stores and 365 franchised locations in 32 states, the District of Columbia, throughout Canada and in the United Kingdom. The financial services store network is the largest network of its kind in each of Canada and the United Kingdom and the second-largest network of its kind in the United States. The Company’s customers, many of whom receive income on an irregular basis or from multiple employers, are drawn to the convenient neighborhood locations, extended operating hours and high-quality customer service. The Company’s financial products and services, principally check cashing and short-term consumer loan programs, provide immediate access to cash for living expenses or other needs. For more information, please visit the Company’s website at www.dfg.com.
Forward Looking Statement
This news release contains forward looking statements, including statements regarding the following: the Company’s future results, growth, guidance and operating strategy; the developing regulatory environment in Canada; the impact of future development strategy, new stores and acquisitions; and of the performance of new products and services. These forward looking statements involve risks and uncertainties, including risks related to the regulatory environment, current and potential future litigation, the integration and performance of acquired stores, the performance of new stores, the implementation and results of restructuring initiatives, the impact of debt financing transactions, the results of certain ongoing income tax appeals, and the effects of new products and services on the Company’s business, results of operations, financial condition, prospects and guidance. There can be no assurance that the Company will attain its expected results, successfully integrate any of its acquisitions, attain its published guidance metrics, or that ongoing and potential future litigation or that the various FDIC, Federal, state, Canadian or foreign legislative or regulatory activities affecting the Company or the banks with which the Company does business will not negatively impact the Company’s operations. A more complete description of these and other risks, uncertainties and assumptions is included in the Company’s filings with the Securities and Exchange Commission, including those described under the heading “Risk Factors” in Form S-3 for the Company’s Senior Convertible Note offering filed with the SEC on September 20, 2007 and its fiscal 2007 annual report on Form-10K. You should not place any undue reliance on any forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.
Adjusted EBITDA Reconciliation
Adjusted EBITDA is not an item prepared in accordance with GAAP. Adjusted EBITDA is earnings before interest expense, income tax provision, depreciation, amortization, charges related to non-qualified stock options and restricted shares and other items. The Company presents Adjusted EBITDA as an indication of operating performance and its ability to service its debt and capital expenditure requirements. Adjusted EBITDA does not indicate whether the Company’s cash flow will be sufficient to fund all of its cash needs. Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities, or other measures of operating performance or liquidity determined in accordance with GAAP. The Company believes that Adjusted EBITDA amounts should be considered by prospective investors because the Company uses them as one means of analyzing its ability to service its debt and capital expenditure requirements, and the Company understands that they are used by some investors as one measure of a company’s historical ability to service its debt and capital expenditure requirements. Not all companies calculate Adjusted EBITDA in the same fashion, and therefore these amounts as presented may not be comparable to other similarly titled measures of other companies. The Company calculated its anticipated Adjusted EBITDA for calendar 2007 and fiscal 2008 in the same manner as it calculates its historical Adjusted EBITDA. The Company has provided a reconciliation of the calculation of its historical Adjusted EBITDA most recently in its October 30, 2007 press release announcing first quarter fiscal 2008 financial results that was attached to its current report on Form 8-K previously filed with the Securities and Exchange Commission on November 2, 2007. Please refer to this reconciliation for a general discussion of the method by which the Company reconciles Adjusted EBITDA.